Exhibit (s)

Calculation of Filing Fee Tables

FORM N-2

(Form Type)

ARROWMARK FINANCIAL CORP.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security	Security	Fee	Amount	Proposed	Maximum	Fee	Amount of	Carry	Carry	Carry	Filing Fee
	Type	Class Title	Calculations	Registered	Maximum	Aggregate	Rate	Registration	Forward	Forward	Forward	Previously
			or		Offering	Offering		Fee	Form	File	Initial	Paid in
			Carry		Price Per	Price(1)			Type	Number	Effective	Connection
			Forward		Unit						Date	with
			Rule									Unsold
Securities
to be
Carried
Forward
Newly Registered Securities
Fees to be	Equity	Common
Paid		Stock, par
value
$0.001(2)
	Equity	Preferred
Stock, par
value
$0.001(2)
	Other	Subscription
Rights(3)
	Debt	Debt
Securities(4)
	Unallocated	Unallocated	457(o)	$150,000,000(5)		$150,000,000(5)	$147.60	$22,140
	(Universal)	(Universal)
	Shelf	Shelf
Total Offering Amounts						$150,000,000(5)		$22,140
Total Fees Previously Paid								$7,015.27
Total Fee Offsets								$15,124.73
Net Fee Due								$0

(1) Estimated pursuant to Rule 457 solely for the purposes of determining the registration fee. The proposed maximum offering price per security will be determined, from time to time, by the Registrant in connection with the sale by the Registrant of the securities registered under this Registration Statement.

(2) There is being registered hereunder an indeterminate number of shares of common stock or preferred stock as may be sold, from time to time.

(3) There is being registered hereunder an indeterminate number of subscription rights as may be sold, from time to time.

(4) There is being registered hereunder an indeterminate principal amount of debt securities as may be sold, from time to time. If any debt securities are issued at an original issue discount, then the offering price shall be in such greater principal amount as shall result in an aggregate price to investors not to exceed $150,000,000.

(5) In no event will the aggregate offering price of all securities issued from time to time pursuant to this Registration Statement exceed $150,000,000.

Table 2: Fee Offset Claims and Sources

	Registrant	Form or	File	Initial	Filing Date	Fee Offset	Security	Security	Unsold	Unsold	Fee Paid
	or Filer	Filing	Number	Filing Date		Claimed	Type	Title	Securities	Aggregate	with Fee
	Name	Type					Associated	Associated	Associated	Offering	Offset
							with Fee	with Fee	with Fee	Amount	Source
							Offset	Offset	Offset	Associated
							Claimed	Claimed	Claimed	with Fee
Offset
Claimed
Rule 457(p)
Fee Offset Claims	ArrowMark Financial Corp.	Form N-2	333- 251349(1)	December 14, 2020		$15,124.73	Unallocated (Universal) Shelf	Unallocated (Universal) Shelf	$102,471,047	$102,471,047
Fee Offset Sources	ArrowMark Financial Corp.	Form N-2	333- 251349		December 14, 2020						$15,124.73

(1) The Registrant has terminated or completed any offering that included the unsold securities under the prior registration statement.